SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): February 2, 2001








                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Florida                        0-24097                59-3396369
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                 450 South Orange Avenue                   32801
                    Orlando, Florida                    (Zip Code)
        (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

Item 2.       Acquisition or Disposition of Assets.

         Courtyard by Marriott located in Overland Park, Kansas and SpringHill Suites by Marriott located in Raleigh, North Carolina. On February 2, 2001, the Company acquired two hotel Properties. The Properties are a Courtyard by Marriott located in Overland Park, Kansas (the "Overland Park Property") and a SpringHill Suites by Marriott located in Raleigh, North Carolina (the "Raleigh Property").

         The Company acquired the Overland Park Property for $15,790,000 from Courtyard Management Corporation and the Raleigh Property for $8,822,000 from SpringHill SMC Corporation. In connection with the purchase of the two Properties, the Company, as lessor, entered into two separate, long-term lease agreements. The tenant of the Properties is the same unaffiliated lessee. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." The principal features of the leases are as follows:

o        The initial term of each lease expires in approximately 15 years.

o At the end of the initial term of each lease, the tenant will have two consecutive renewal options of ten years each.

o The leases require minimum rent payments of $1,579,000 per year for the Overland Park Property and $882,200 per year for the Raleigh Property.

o In addition to minimum rent, for each lease year after the second lease year, the lease requires percentage rent equal to seven percent of room revenues in excess of room revenues for the second lease year.

o A security deposit equal to $789,500 for the Overland Park Property and $441,100 for the Raleigh Property has been retained by the Company as security for the tenant's obligations under the leases.

o The tenant of the two Properties has established an FF&E Reserve for each Property. Deposits to the FF&E Reserve are made every four weeks as follows: (i) for the Overland Park Property, 3% of gross receipts for the first lease year; 4% of gross receipts for the second lease year; and 5% of gross receipts every lease year thereafter and (ii) for the Raleigh Property, 4% of gross receipts for the first lease year and 5% of gross receipts every lease year thereafter. Funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve shall be paid, granted and assigned to the Company as additional rent.

o Marriott International, Inc. has entered into a liquidity facility agreement with the tenant in which Marriott International, Inc. has agreed to advance and loan to the tenant any amounts needed to pay minimum rent under the leases. The agreement terminates on the earlier of the end of the fourth lease year or at such time as the net operating income from the Properties exceeds minimum rent due under the leases by 25% for any trailing 12-month period. The maximum amount of the liquidity facility is $7,698,300. Upon acquisition of the two SpringHill Suites by Marriott Properties located in Centreville, Virginia and Charlotte, North Carolina, as described in "Business-- Pending Investments," the maximum amount of the liquidity facility will increase to $10,017,000 and the agreement will cover minimum rent payments for the pending investments listed above, the Alpharetta, Cottonwood, Mt. Laurel, Scarborough and Tewksbury Properties described in the Prospectus Supplement dated December 12, 2000 under the heading "Business-- Property Acquisitions," in addition to these two Properties. From such time, net operating income from all nine properties will be pooled in determining whether the Properties' aggregate net operating income exceeds the aggregate minimum rent due under the lease by 25%. The tenant has assigned its rights to receive advances under the liquidity facility agreement to the lessor.

o In addition, the leases for the Overland Park and Raleigh Properties contain cross-default terms with respect to the leases for the Alpharetta, Cottonwood, Mt. Laurel, Scarborough and Tewksbury Properties, as described in the Prospectus Supplement dated December 12, 2000, under the heading "Business -- Property Acquisitions." This means that if the tenant to any of these Properties defaults on its obligations under its lease, the Company will have the ability to pursue its remedies under the leases with respect to all of these Properties, regardless of whether the tenant of any such Property is under default under its lease.

         The estimated federal income tax basis of the depreciable portion of the Overland Park Property and the Raleigh Property is approximately $13.4 million and $7.5 million, respectively.

         The  Overland  Park  Property,  which  opened  in  October  2000,  is a
Courtyard by Marriott located in Overland Park, Kansas. The Overland Park Property includes 168 guest rooms, three meeting rooms with approximately 1,450 square feet of space, an indoor pool and spa, an exercise room and a restaurant and lounge. The Property is located approximately 15 miles south of Kansas City. Other lodging facilities located in proximity to the Overland Park Property include an Embassy Suites, a Hampton Inn, a Homewood Suites, a Marriott and a Wyndham.

         The Raleigh Property, which opened in December 2000, is a SpringHill Suites by Marriott located in Raleigh, North Carolina. The Raleigh Property includes 120 guest suites, an indoor pool and spa, an exercise room, a breakfast area, a business center and a 350 square-foot board room, and is located in central North Carolina. Research Triangle Park (the "Park") is located approximately three miles west of the Raleigh Property. The 7,000 acre park is home to 136 organizations and over 43,000 full-time employees enter the Park each day. Recognized internationally as a center for research and development, the Park is named for the Triangle formed by three universities in the area:
Duke University at Durham, the University of North Carolina at Chapel Hill, and North Carolina State University in Raleigh. Other lodging facilities located in proximity to the Raleigh Property include a Courtyard by Marriott, a Fairfield Inn by Marriott, a Hilton Garden Inn, a La Quinta, a Marriott, a Wingate Inn and a Wyndham Garden Hotel.

         The average occupancy rate, the average daily room rate and the revenue per available room for the periods the hotels have been operational are as follows:

                                                                                                 Revenue
                                                               Average          Average            per
                                                              Occupancy          Daily          Available
         Property               Location         Year            Rate          Room Rate          Room
------------------------   ------------------  ----------    -------------    -------------    ------------

Overland Park Property     Overland Park, KS       *2000        37.30%          $  96.09           $35.84
                                                  **2001        42.20%            106.53            49.96

Raleigh Property           Raleigh, NC             *2000        17.80%          $ 89.82            $15.99
                                                  **2001        64.00%            87.03             55.70

* Data for the Overland Park Property represents the period October 9, 2000 through December 31, 2000 and data for the Raleigh Property represents the period December 4, 2000 through December 31, 2000.
**       Data for 2001 represents the period January 1, 2001 through January 26,
         2001.

         The Company believes that the results achieved by the Properties, as shown in the table above, may or may not be indicative of their long-term operating potential, as the Properties had only been open since October and December 2000, respectively.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                     CNL HOSPITALITY PROPERTIES, INC.


Dated:  February 15, 2001            By:       /s/ Robert A. Bourne
                                              ---------------------------------
                                              ROBERT A. BOURNE, President